Exhibit 10.6

SECOND AMENDMENT TO LEASE

I.	PARTIES AND DATE.

This Second Amendment to Lease (the “Amendment”) dated March 7, 2006, is by and between THE IRVINE COMPANY (“Landlord”), and SPECTRUM PHARMACEUTICALS, INC., a Delaware corporation (“Tenant”).

II.	RECITALS.

On January 16, 1997, Landlord and Tenant entered into a lease for space in a building located at 157 Technology Drive, Irvine, California (“Premises”), which lease was amended by a First Amendment to Lease dated March 25, 2004 (as amended, the “Lease”).

Landlord and Tenant each desire to modify the Lease to make such modifications as are set forth in “III. MODIFICATIONS” next below.

III.	MODIFICATIONS.

A. Signage. The first 1st sentence of Section 5.2 of the Lease is hereby deleted and substituted therefor with the following:

“Provided Tenant continues to lease the entire Building, Tenant shall have the non-exclusive right to one (1) exterior building top sign on the Building for Tenant’s name and graphics in a location designated by Landlord, subject to Landlord’s right of prior approval that such exterior signage is in compliance with the Signage Criteria (defined below). Except as provided in the foregoing, Tenant shall have no right to maintain signs in any location in, on or about the Premises, the Building or the Project and shall not place or erect any signs, displays or other advertising materials that are visible from the exterior of the Building.”

IV.	GENERAL.

A. Effect of Amendments. The Lease shall remain in full force and effect except to the extent that it is modified by this Amendment.

B. Entire Agreement. This Amendment embodies the entire understanding between Landlord and Tenant with respect to the modifications set forth in “III. MODIFICATIONS” above and can be changed only by a writing signed by Landlord and Tenant.

C. Counterparts. If this Amendment is executed in counterparts, each is hereby declared to be an original; all, however, shall constitute but one and the same amendment. In any action or proceeding, any photographic, photostatic, or other copy of this Amendment may be introduced into evidence without foundation.

D. Defined Terms. All words commencing with initial capital letters in this Amendment and defined in the Lease shall have the same meaning in this Amendment as in the Lease, unless they are otherwise defined in this Amendment.

E. Corporate and Partnership Authority. If Tenant is a corporation or partnership, or is comprised of either or both of them, each individual executing this Amendment for the corporation or partnership represents that he or she is duly authorized to execute and deliver this Amendment on behalf of the corporation or partnership and that this Amendment is binding upon the corporation or partnership in accordance with its terms.

F. Attorneys’ Fees. The provisions of the Lease respecting payment of attorneys’ fees shall also apply to this Amendment.

V.	EXECUTION.

Landlord and Tenant executed this Amendment on the date as set forth in “I. PARTIES AND DATE.” above.

LANDLORD:		TENANT:

THE IRVINE COMPANY		SPECTRUM PHARMACEUTICALS, INC.,
a Delaware corporation

By	/s/ Steven M. Case	By	/s/ Rajesh C. Shrotriya, M.D.
	Steven M. Case, Senior Vice President	Name	Rajesh C. Shrotriya, M.D.
	Leasing, Office Properties	Title Chairman, CEO & President

By	/s/ Christopher J. Popma	By	/s/ Shyam Kumaria
	Christopher J. Popma, Vice President	Name	Shyam Kumaria
	Operations, Office Properties	Title	V.P., Finance

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